EXHIBIT 99.1

FORM OF PROSOFTTRAINING PROXY CARD

ProsoftTraining

410 North 44th Street, Suite 600

Phoenix, Arizona 85008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Robert G. Gwin and Jeffrey G. Korn the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ProsoftTraining which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 410 North 44th Street, Suite 600, Phoenix, Arizona on             , 2004, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3

1.	Proposal to approve the Agreement and Plan of Merger dated as of February 27, 2004 by and among ProsoftTraining, Trinity Learning and MTX Acquisition Corp., and, in connection with the merger, to approve (a) the issuance of ProsoftTraining common stock in the merger, (b) the amendment of ProsoftTraining’s articles of incorporation to increase the authorized shares of common stock from 75,000,000 to 175,000,000 and to change the name of the corporation to Trinity Learning Corporation, to become effective upon completion of the merger, and (c) authorization to amend ProsoftTraining’s articles of incorporation to effect immediately after the merger, at the board’s discretion, between a one-for-two and a one-for-ten reverse stock split.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to approve a new equity incentive plan entitled the “ProsoftTraining 2004 Equity Plan.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Election of Directors:

☐ FOR ALL nominees listed below	☐ WITHHOLD AUTHORITY to vote for nominee(s) listed below

J. William Fuller

Robert G. Gwin

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:                                                                                , 2004

(Signature)

Please sign exactly as name appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

PLEASE SIGN THIS CARD AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.